SUMMARY OF COMPENSATORY ARRANGEMENTS
WITH DIRECTORS AND NAMED EXECUTIVE OFFICERS

Director Compensation.  Directors who are not employees are not compensated for their services.

Named Executive Officer Compensation.  TetriDyn Solutions, Inc. currently pays its chief executive officer, Jeremy P. Feakins, $2,500 per month, under an oral arrangement.